Exhibit 99.3

SECURITY AGREEMENT MODIFICATION

This Security Agreement Modification (this “Modification”) is entered into as of October 1, 2015 (the “Effective Date”) by and between QUINTIUM PRIVATE OPPORTUNITIES FUND, LP, a Delaware limited partnership (“Lender”), PSM HOLDINGS, INC., a Delaware corporation (“Borrower”), PRIME SOURCE MORTGAGE, INC. (formerly PrimeSource Mortgage, Inc.), a Delaware corporation (“PrimeSource”), WWYH, Inc., a Texas corporation (“WWYH” and, together with PrimeSource, the “Grantors”).

RECITALS:

A.     Borrower and Lender are parties to that certain Loan Agreement dated as of February 17, 2015 (as amended from time to time, the “Loan Agreement”), pursuant to which Lender extended to Borrower a loan (the “Loan”) in the original principal amount of One Million and No/100 Dollars ($1,000,000.00), which Loan is evidenced by a Promissory Note dated February 17, 2015 (the “Note”) payable by Borrower to the order of Lender in the original principal amount of One Million and No/100 Dollars ($1,000,000).

B.     The Loan is secured in part by a Security Agreement dated February 17, 2015 by and among Grantors, Borrower, and Lender pursuant to which Borrower and Grantors granted to Lender a lien on all of their respective assets, whether then existing or later acquired, and wherever located, including all proceeds thereof (the “Security Agreement”) and is guaranteed by each of the Grantors and Kevin Gadawski (“Gadawski”) pursuant to separate Guaranty Agreements, each dated as of February 17, 2015 (each a “Guaranty” and collectively the “Guaranties”).

C.     Borrower is in violation of Section 6(b)(i) of the Loan Agreement for failing to maintain a minimum EBITDA of $750,000 as of June 30, 2015 and has informed Lender that it will likewise be unable to satisfy its obligation to maintain a minimum EBITDA of $1,000,000 as of September 30, 2015.

D.     PrimeSource is in violation of Section 6(b) of the Security Agreement for failing to notify Lender that it has changed its name from PrimeSource Mortgage, Inc. to Prime Source Mortgage, Inc. within thirty (30) days of such change (the “Name Change Covenant Violation”).

E.     Borrower and PrimeSource have informed Lender that, because Lender has a lien on PrimeSource’s assets pursuant to the Security Agreement, such assets are excluded from the calculation of PrimeSource’s net worth by the U.S. Department of Housing and Urban Development (“HUD”) required of lenders, such as PrimeSource, that qualify or seek to qualify as an FHA lender with Title II authority. As such, PrimeSource has been unable to meet its HUD net worth requirements.

F.     Borrower, Gadawski, and the Grantors have asked, among other things, that Lender waive Borrower’s violation of its covenants under Section 6(b)(i) of the Loan Agreement, waive the Name Change Covenant Violation, and exclude certain assets of PrimeSource from its Collateral (as defined in the Security Agreement) to allow it to meet HUD’s minimum net worth requirements, and Lender has agreed, subject to the terms and conditions of (i) that First Amendment to Loan Agreement dated as of the date hereof between Lender, Borrower, the Grantors, and Gadawski; (ii) that Note Modification Agreement dated as of the date hereof between Borrower and Lender; (iii) this Modification; and (iv) any other agreements executed in connection with any of the foregoing documents.

NOW THEREFORE, the parties, in consideration for the mutual agreements and covenants set forth below, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, agree as follows:

1.     Defined Term. For purposes of this Modification, the Loan Agreement, the Note, the Security Agreement, the Guaranties, and any other documents evidencing, relating to, or securing the Loan shall be referred to herein as the “Loan Documents”. Unless otherwise defined herein, all other capitalized terms in this Modification shall have the same meanings as set forth in the Security Agreement.

2.     Waiver of Default by PrimeSource. Lender hereby waives the Name Change Covenant Violation. In the event the Name Change Covenant Violation in any way affects Lender’s lien rights to the Collateral, PrimeSource hereby agrees to execute and deliver to Lender any appropriate mortgages, security agreements, assignments, financing statements, title certificates with Lender’s lien noted thereon, or other evidences of liens or security interests, or any amendments thereto, reasonably necessary or desirable to give effect to the intent of the parties as expressed in the Loan Documents.

3.     Amendment to Section 2. Section 2 of the Security Agreement is hereby amended to add the following sentence to the end of such section: “Notwithstanding anything to the contrary in this Section 2, provided no Event of Default is existing or continuing, Lender agrees to temporarily exclude from its liens hereunder as many of those assets of PrimeSource as the U.S. Department of Housing and Urban Development (“HUD”) may deem necessary from time to time to allow PrimeSource to meet the minimum net worth requirements of an FHA lender with Title II authority.”

4.     Authorization to File Financing Statement Amendments. Borrower and each Grantor hereby irrevocably authorizes Lender to file a UCC-3 financing statement amendment to restate the Collateral set forth in that UCC-1 Financing Statement filed with the Delaware Department of State on February 27, 2015 as document number 2015 0995455 to reflect this Modification.

5.     Non-Waiver. Except as expressly set forth herein, nothing set forth in this Modification shall be deemed a waiver by Lender of any of its rights, powers or privileges which may be provided under the terms of the Loan Documents or otherwise by law.

6.     Survival. Except as specifically modified hereby, the Security Agreement and the other Loan Documents shall remain in full force and effect. This Modification is not intended to, and will not, effect a novation of the indebtedness evidenced by the Loan Documents.

IN WITNESS WHEREOF, the parties have executed this Modification as of the Effective Date.

LENDER:

Quintium Private Opportunities Fund, LP

By:	/s/ George Hashbarger, Jr.
Name:
Title:

BORROWER:

PSM Holdings, Inc.

By:	/s/ Kevin Gadawski
Name: Kevin Gadawski
Title: President & CEO

GRANTORS:

Prime Source Mortgage, Inc.

By:	/s/ Kevin Gadawski
Name: Kevin Gadawski
Title: President & CEO

WWYH, Inc.

By:	/s/ Samuel B. Morelli
Name: Samuel B. Morelli
Title: President

Signature Page to
 Security Agreement Modification

EXHIBIT A

Security Agreement

(Attached)

Exhibit A to

Security Agreement Modification